Exhibit 10.2

KBC Bank
LIMBURG CORPORATE CENTRE

KC3255 – ILGATLAAN 9 box B3 – 3500 HASSELT - BELGIUM

Credit contract

CKZ
727-8514772-74

Credit application
014

VISYS NV, located at KIEWITSTRAAT 242, 3500 HASSELT, incorporated on 7 October 2004, entered in the Register of Legal Persons under VAT number BE 0867.831.383,

hereinafter referred to as ‘the borrowers’, even if there is only one, and the naamloze vennootschap (company with limited liability) KBC Bank, with registered office at Havenlaan 2, 1080 Brussels (Sint-Jans-Molenbeek), incorporated in Brussels by deed executed on the seventeenth of March nineteen hundred and ninety-eight, published in the Appendices to the Belgian Official Gazette of the second of April nineteen hundred and ninety-eight under number 980402-183, entered in the Register of Legal Persons in Brussels under number 0462.920.226, and with VAT number BE 462.920.226, hereinafter referred to as ‘the bank’, have reached agreement as follows.

Article 1

The credit facility, with reference number 727-8514772-74, described in the credit contract of 8 September 2011, has been fixed at 2 696 209.81 euros.

This credit facility is subject to the General Credit Terms and Conditions of 29 October 2012 given to you.

Article 2

This credit facility may be drawn down as described below.

The rates and charges are either set out below next to the form of credit concerned, or will be agreed verbally upon each drawdown and subsequently confirmed by letter or statement of account.

A line of business credit in the amount of 800 000.00 euros, with reference number 727-8518643-65.
This line of credit may be utilised in the following forms:
– A KBC Advance in Current Account in the amount of 800 000.00 euros.

Registered office: KBC Bank NV – Havenlaan 2 – 1080 Brussels – Belgium
VAT BE 0462.920.226 – RLP Brussels – FSMA 026256 A
Member of the KBC group

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KBC Bank
LIMBURG CORPORATE CENTRE

KC3255 – ILGATLAAN 9 box B3 – 3500 HASSELT – BELGIUM

This credit may be drawn down via account number BE94 7330 2290 0114.
Interest will be charged every three months on the amounts drawn down. For drawings in euros, the rate will be based on the KBC base rate of interest for business credit, plus 1.25%.

– A straight loan in the amount of 800 000.00 euros.
For drawings of at least 125 000 euros and a minimum term of 14 days, the interest rate for each straight loan to be drawn down will be based on the EURIBOR reference rate for the period corresponding with the period of the loan, plus a margin of 1.25%.

A three-monthly credit line fee of 0.25% (0.3125% from 1 January 2013) will be charged on the average undrawn amount at the end of the period and of 0.50% on the highest overrun during this period. A minimum of 2.50 euros will apply in each case.

A KBC Investment Credit in the amount of 800 000.00 euros with reference number 726-8061063-55.
The borrowers will use this credit to finance the purchase of additional test and demo machines for the demo centres and of office and computer equipment.

The borrowers must draw the credit down within a period of three (3) months. This period will start to run when this credit contract is signed.

A commitment fee of 0.10% per month will be charged on the undrawn amount. However, the bank will waive this fee for the first month.

The repayment of this credit will begin one (1) month after the first drawdown and must be made in 60 equal monthly instalments of principal.

On each principal due date, interest of 3.98% per annum will be due on the outstanding principal.

This credit will have a fixed rate of interest for its entire duration. It may not be paid back voluntarily in whole or in part before its maturity date.

A KBC Investment Credit in the amount of 33 553.72 euros with reference number 726-8081402-24.
The borrowers will use this credit to finance the purchase of rolling stock.

The borrowers must draw the credit down within a period of one (1) month. This period will start to run when this credit contract is signed.

A commitment fee of 0.10% per month will be charged on the undrawn amount. However, the bank will waive this fee for the first month.

The repayment of this credit will begin one (1) month after the first drawdown and must be made in 48 equal instalments, including the interest due.

On each principal due date, interest of 2.91% per annum will be due on the outstanding principal.

This credit will have a fixed rate of interest for its entire duration. It may not be paid back voluntarily in whole or in part before its maturity date.

The credit in the amount of 430 813.31 euros (initially 500 000.00 euros) with reference number 726-7356465-65 (KBC Investment Credit).
The previously agreed terms and conditions governing this credit, including the special provisions or special terms and conditions governing this credit, as well as any specific security, remain in full force and effect.

Only the General Provisions of the General Credit Terms and Conditions mentioned in Article 1 apply to this credit.

The credit in the amount of 131 842.78 euros (initially 400 000.00 euros) with reference number 726-5951659-13 (KBC Investment Credit).
The previously agreed terms and conditions governing this credit, including the special provisions or special terms and conditions governing this credit, as well as any specific security, remain in full force and effect.

Only the General Provisions of the General Credit Terms and Conditions mentioned in Article 1 apply to this credit.

A line of commitment credit in the amount of 500 000.00 euros, with reference number 479-1372812-97.

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KBC Bank
LIMBURG CORPORATE CENTRE

KC3255 – ILGATLAAN 9 box B3 – 3500 HASSELT – BELGIUM

The borrowers may use this line of commitment credit in the form of secondary guarantees and/or abstract guarantees and/or bonds issued or to be issued by the bank.

A three-monthly credit line fee of 0.125% (from 1 January 2013) will be charged on the average undrawn amount at the end of the period and of 0.50% on the highest overrun during this period. A minimum of 2.50 euros will apply in each case.

Article 3

All security previously established or agreed for the borrowers' commitments towards the bank will continue to apply in respect of this credit facility, i.e.:

-	the pledge of the business (floating charge) in the amount of 100 000.00 euros in principal, established on 24 June 2005;

-	the pledge of the business (floating charge) in the amount of 100 000.00 euros in principal, established on 15 November 2005;

-	the pledge of the business (floating charge) in the amount of 250 000.00 euros in principal, established on 8 September 2011;

-
the power of attorney (mandate) to establish a pledge of the business in the amount of 900 000.00 euros in principal, granted on 20 May 2009, together with a prohibition against alienating or pledging the business or granting power of attorney to that end.

The borrowers will establish the following new security (or have it established) for all their commitments towards the bank:

A power of attorney (mandate) to establish a pledge of the business (floating charge) (including receivables and 50% of the stock) in the amount of 800 000.00 euros in principal:
-    on the business located at KIEWITSTRAAT 242, 3500 HASSELT, or wherever it may be transferred in the future, belonging to VISYS NV and of all present and future outlets thereof.
This business must be free and unencumbered, with the exception of the following registered charges:
-    all charges registered in favour of the bank, if any.

Article 4

The following new covenants apply to all of the borrowers’ commitments towards the bank. If these covenants are not complied with, the bank may – after informing the borrowers accordingly in writing – increase all rates applying to the various forms of credit and their various forms of utilisation. This does not prejudice what is stipulated in the General Credit Terms and Conditions regarding suspension and termination of the forms of credit and of the credit facility.

•
The tangible net worth ratio of the borrowers must always amount to at least 25 % and will be calculated as follows (the figures used must be taken from the annual accounts without the plus or minus sign):

Tangible net worth ______________________ X 100
Tangible total assets

Definition of tangible total assets:

total assets – formation expenses (20) – intangible fixed assets (21) – own shares (50) – outstanding claims against directors, business managers or shareholders (9500)

Definition of tangible net worth:

shareholders’ equity (accounts 10 through 15) – formation expenses (20) – intangible fixed assets (21) – own shares (50) – outstanding claims against directors, business managers or shareholders (9500) + subordinated loans in favour of KBC Bank NV.

•	The debt ratio of the borrowers may not exceed 3 and will be calculated as follows (the figures used must be taken from the annual accounts without the plus or minus sign):

Total net financial debt
EBITDA

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KBC Bank
LIMBURG CORPORATE CENTRE

KC3255 – ILGATLAAN 9 box B3 – 3500 HASSELT – BELGIUM

where EBITDA must always be greater than 0.

Total net financial debt: unsubordinated debentures (171) + leasing and other similar debt (172) + credit institutions (173) + other loans (174) + amounts payable at more than one year falling due within the year (8801 or 42) + financial debt (43) – investments and cash at bank and in hand (51/58)

EBITDA: operating profit or loss (9901) + write-downs on formation expenses, tangible fixed assets and intangible fixed assets (630) – capitalised restructuring costs (649, 669)

In order for the calculations to be made for the above covenants, the borrowers are required to submit to the bank the figures required by the General Credit Terms and Conditions within the legally prescribed period for filing accounts with the National Bank of Belgium.

The borrowers must inform the bank in advance if any change has to be made to the accounting method used.

Article 5

Credit origination fee and security-related charges

The bank will charge a credit origination fee of 500.00 euros, in addition to administrative charges and/or any third-party charges for the establishment of the security.

Handling fee

At the start of each quarter, the bank will charge a fee of 60.00 euros for handling this credit facility. The bank may change this amount, pursuant to Article 6 of the General Credit Terms and Conditions.

Article 6

This contract was drawn up on the basis of the information available to the bank on 8 November 2012.

If the bank does not receive a copy signed by the borrowers before 6 December 2012, it reserves the right to consider this contract null and void.

The new security must also be signed before this date.

The bank and the borrowers agree that the borrowers may validly instruct the bank by fax or by e-mail to pay out (in full or in part) the credit amount. Payment may be made to the borrowers’ account only, and after all the terms and conditions for drawing down the credit have been met.

The borrowers acknowledge that instruction received by fax or e-mail will have the same probative force as any instructions written and signed by them. The borrowers accept that they themselves will bear any and all prejudicial consequences arising from fraud, mistakes, lack of authorisation or delays, unless they can provide proof of serious error, intent or fraud on the part of the bank or its employees.

This credit facility is subject to the General Credit Terms and Conditions of 29 October 2012 given to you. The borrowers declare that they have read and agree to be bound by these terms and conditions.

Signed in duplicate in ............................................................................................................. on    .

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KBC Bank
LIMBURG CORPORATE CENTRE

KC3255 – ILGATLAAN 9 box B3 – 3500 HASSELT – BELGIUM

Signature of the bank		Signatures of the borrowers
If the borrower is a legal person, please state the name and job title of the signatory.
/s/ Marc Ceyssens	/s/ Patrick Torfs	/s/ Bert Peelaers
Marc Ceyssens	Patrick Torfs	Bert Peelaers
Relationship Manger	General Manage	Director Operations
Limburg Corporate Centre	Limburg Corporate Centre	Visys NV

Duty of 0.15 euros received and paid on declaration by KBC Bank NV.

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